EXHIBIT 14

CODE OF ETHICS

Filed as part of the Company’s Registration Statement on Form 10

(File No. 000-56001)

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BARREL ENERGY INC.

CODE OF ETHICS

I. Purpose

This Code of Ethics (the “Code”) has been adopted by the Board of Directors of Barrel Energy Inc. (the “Company”) to promote:

•	Honest and ethical conduct;

•	Compliance with applicable laws, rules, and regulations;

•	Accurate and timely disclosure in reports filed with the Securities and Exchange Commission (“SEC”);

•	Accountability for adherence to ethical standards;

•	Protection of the Company’s assets and reputation.

This Code applies to all directors, officers, and employees of the Company, including the Company’s principal executive officer, principal financial officer, and principal accounting officer.

II. Honest and Ethical Conduct

All covered persons must act with integrity, honesty, and fairness in all business dealings. No individual may take unfair advantage of anyone through manipulation, concealment, abuse of confidential information, misrepresentation of material facts, or any other unfair-dealing practice.

III. Conflicts of Interest

Covered persons must avoid any situation in which personal interests conflict, or appear to conflict, with the interests of the Company.

A conflict of interest may arise when:

•	A person’s personal, financial, or family interests interfere with the performance of duties to the Company;

•	A person receives improper personal benefits as a result of their position with the Company.

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All actual or potential conflicts must be promptly disclosed to the Board of Directors. Any transaction involving a potential conflict must be reviewed and approved by the Board or an authorized committee.

IV. Compliance with Laws, Rules, and Regulations

The Company expects all covered persons to comply with all applicable federal, state, and local laws, rules, and regulations, including securities laws and regulations governing insider trading.

No director, officer, or employee may engage in insider trading or disclose material nonpublic information to unauthorized persons.

V. Accurate Reporting and Disclosure

Covered persons involved in the preparation of the Company’s financial statements or SEC filings must ensure that disclosures are full, fair, accurate, timely, and understandable.

No person may knowingly:

•	Misrepresent facts;

•	Omit material information;

•	Falsify records;

•	Circumvent internal accounting controls.

VI. Protection and Proper Use of Company Assets

Company assets, including intellectual property, confidential information, equipment, and funds, must be used solely for legitimate business purposes.

Confidential information must not be disclosed unless properly authorized or legally required.

VII. Fair Dealing

Covered persons shall deal fairly with the Company’s stockholders, customers, suppliers, competitors, and employees. No one may take unfair advantage through unethical or illegal conduct.

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VIII. Reporting Violations

Covered persons are required to promptly report any known or suspected violations of this Code to the Board of Directors or its designated representative.

Reports may be made confidentially and without fear of retaliation. The Company strictly prohibits retaliation against any individual who reports concerns in good faith.

IX. Accountability and Enforcement

Violations of this Code may result in disciplinary action, up to and including removal from office or termination of employment, as appropriate.

The Board of Directors shall have sole authority to determine appropriate action for violations involving directors or executive officers.

X. Waivers

Any waiver of this Code for a director or executive officer may be granted only by the Board of Directors and must be promptly disclosed as required by applicable SEC rules.

XI. Amendment

This Code may be amended or modified only by the Board of Directors.

XII. Adoption

This Code of Ethics was adopted by the Board of Directors of Barrel Energy Inc. on December 26, 2025 and is effective immediately upon adoption.

Approved by the Board of Directors of Barrel Energy Inc.:

/s/ Jarmin Kaltsas
Jarmin Kaltsas

/s/ Lester Parris
Lester Parris

/s/ Alfreddie Johnson
Alfreddie Johnson

/s/ Shane Bobb
Shane Bobb

/s/ Lyndell Parris
Lyndell Parris

/s/ Mbi Mbapeh
Mbi Mbapeh

/s/ Willis Pumphrey
Willis Pumphrey

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